UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 28, 2017

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 22, 2017, Willis Lease Finance Corporation (the “Company”) entered into a Stock Purchase Agreement with Development Bank of Japan Inc., relating to the sale and issuance of an aggregate of 1,500,000 shares of the Company’s 6.5% Series A-2 Preferred Stock, $0.01 par value per share (the “Series A-2 Preferred Stock”) at a purchase price of $20.00 per share.

The Series A-2 Preferred Stock carries a quarterly dividend at the rate per annum of 6.5% per share, with a $20.00 liquidation preference per share. The purchase and sale of the Series A-2 Preferred Stock closed on September 27, 2017 and the first dividend is expected to be paid on January 15, 2018. The net proceeds to the Company after deducting investor fees were $29.7 million.

A copy of the Series A-2 Preferred Stock Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits

Exhibit No.	Description

10.1	Series A-2 Preferred Stock Purchase Agreement dated as of September 22, 2017.

10.2	Second Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock dated as of September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated September 28, 2017

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Senior Vice President
and Chief Financial Officer